UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

CrowdStreet REIT I, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________________

3) Filing Party:
____________________________________________________________

4) Date Filed:
____________________________________________________________

CrowdStreet REIT I, Inc.
Proxy Solicitation Script
 (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)
I am calling [on a recorded line] regarding your current investment in CrowdStreet REIT I, Inc. You were recently sent proxy materials asking for your vote at the virtual Annual Meeting of Shareholders of the Fund scheduled to take place on December 14, 2023.
Have you received and had the opportunity to review the information?
(Pause for response)

If “Yes” or positive response: We request that you complete and submit the proxy card per the instructions listed on the card prior to the meeting being held on December 14, 2023.

If “No” or negative response:

I would be happy to review the meeting agenda with you and explain how you may cast your vote by completing and submitting the proxy card; we do want to emphasize that the Board of Directors of the Fund has unanimously recommended a vote “For” each of the proposals. We are also able to re-send the proxy materials for your review.

If you should have any questions, please contact Investor Relations at ir@crowdstreet.com or at the phone number listed in the proxy statement.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)